Exhibit 5.1


                     [GARDNER, CARTON & DOUGLAS LETTERHEAD]

                               September 23, 1999


Engineering Animation, Inc.
2321 North Loop Drive
Ames, Iowa  50010

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         As special counsel to Engineering Animation, Inc., a Delaware corporation (the "Company"), we have participated in the legal proceedings and matters related to the proposed sale of up to 139,230 shares of Common Stock, par value $0.01 per share, of the Company (the "Stock"), referred to in the Registration Statement filed by the Company with the Securities and Exchange Commission on Form S-3.

         In our opinion the Stock has been duly authorized and validly issued and is fully paid and non-assessable.

         We consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,


                          /s/ Gardner, Carton & Douglas